Exhibit (h)(3)(xxii)

AMENDMENT NO. 21

EXPENSE LIMITATION AGREEMENT

Amendment No. 21, effective as of June 13, 2018 (“Amendment No. 21”) to the Expense Limitation Agreement dated as of May 1, 2011, as amended (“Agreement”), between AXA Equitable Funds Management Group, LLC (“FMG LLC” or the “Manager”) and EQ Advisors Trust (the “Trust”).

NOW THEREFORE, the Manager and Trust hereby agree to modify and amend the Agreement as follows:

1.

Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust subject to the Agreement, is hereby replaced in its entirety by Schedule A attached hereto. FMG LLC and the Trust have determined to amend the expense limitation for each class of the 1290 VT DoubleLine Dynamic Allocation Portfolio and 1290 VT DoubleLine Opportunistic Bond Portfolio to be inclusive of acquired fund fees so that the fees and expenses of other investment companies and exchange traded investment vehicles in which the Portfolios invest will be subject to the expense cap.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 21 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh Brian Walsh Chief Financial Officer and Treasurer	By:	/s/ Michal Levy Michal Levy Senior Vice President and Chief Operating Officer

SCHEDULE A

AMENDMENT NO. 21

EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolio	Maximum Annual Operating Expense Limit
	Class K	Class IA+	Class IB+
1290 VT Natural Resources Portfolio	0.65%	N/A	0.90%
1290 VT Real Estate Portfolio	0.65%	N/A	0.90%
AXA Global Equity Managed Volatility Portfolio	0.90%	1.15%	1.15%
AXA International Core Managed Volatility Portfolio	0.80%	1.05%	1.05%
AXA International Value Managed Volatility Portfolio	0.80%	1.05%	1.05%
AXA Large Cap Core Managed Volatility Portfolio	0.65%	0.90%	0.90%
AXA Large Cap Growth Managed Volatility Portfolio	0.65%	0.90%	0.90%
AXA Large Cap Value Managed Volatility Portfolio	0.65%	0.90%	0.90%
AXA Mid Cap Value Managed Volatility Portfolio	0.75%	1.00%	1.00%
AXA/Franklin Balanced Managed Volatility Portfolio	0.80%	1.05%	1.05%
AXA/Franklin Small Cap Value Managed Volatility Portfolio	0.85%	1.10%	1.10%
AXA/Franklin Templeton Allocation Managed Volatility Portfolio	1.00%*	1.25%*	1.25%*
AXA/Mutual Large Cap Equity Managed Volatility Portfolio	0.80%	1.05%	1.05%
AXA/Templeton Global Equity Managed Volatility Portfolio	0.90%	1.15%	1.15%
EQ/Emerging Markets Equity PLUS Portfolio	0.95%	N/A	1.20%
EQ/Global Bond PLUS Portfolio	0.70%	0.95%	0.95%
EQ/Quality Bond PLUS Portfolio	0.60%	0.85%	0.85%

All Asset Growth – Alt 20 Portfolio	1.10%*	1.35%*	1.35%*

AXA Aggressive Strategy Portfolio	0.90%*	N/A	1.15%*
AXA Balanced Strategy Portfolio	0.80%*	1.05%*	1.05%*
AXA Conservative Growth Strategy Portfolio	0.75%*	1.00%*	1.00%*
AXA Conservative Strategy Portfolio	0.70%*	0.95%*	0.95%*
AXA Growth Strategy Portfolio	0.85%*	1.10%*	1.10%*
AXA Moderate Growth Strategy Portfolio	0.85%*	1.10%*	1.10%*
AXA Ultra Conservative Strategy Portfolio	0.70%*	0.95%*	0.95%*

ATM International Managed Volatility Portfolio	0.65%	N/A	0.90%
ATM Large Cap Managed Volatility Portfolio	0.60%	0.85%	0.85%
ATM Mid Cap Managed Volatility Portfolio	0.60%	0.85%	0.85%
ATM Small Cap Managed Volatility Portfolio	0.60%	0.85%	0.85%
AXA 2000 Managed Volatility Portfolio	0.60%	0.85%	0.85%
AXA 400 Managed Volatility Portfolio	0.60%	0.85%	0.85%
AXA 500 Managed Volatility Portfolio	0.60%	0.85%	0.85%
AXA International Managed Volatility Portfolio	0.65%	N/A	0.90%

1290 VT Convertible Securities Portfolio	1.05%*	N/A	1.30%*
1290 VT Energy Portfolio	0.65%*	N/A	0.90%*
1290 VT Equity Income Portfolio	0.75%	1.00%	1:00%
1290 VT High Yield Bond Portfolio	0.80%	N/A	1.05%
1290 VT Low Volatility Global Equity Portfolio	0.65%*	N/A	0.90%*
1290 VT Micro Cap Portfolio	0.90%	N/A	1.15%
1290 VT Multi-Alternative Strategies Portfolio	1.40%*	N/A	1.65%*
1290 VT Small Cap Value Portfolio	0.90%	N/A	1.15%
1290 VT GAMCO Small Company Value Portfolio	0.85%	1.10%	1.10%
1290 VT SmartBeta Equity Portfolio	0.90%	N/A	1.15%
1290 VT Socially Responsible Portfolio	0.90%	1.15%	1.15%

Portfolio	Maximum Annual Operating Expense Limit
	Class K	Class IA+	Class IB+
AXA/AB Dynamic Moderate Growth Portfolio	0.95%*	1.20%*	1.20%*
AXA/AB Short Duration Government Bond Portfolio	0.60%	0.85%	0.85%
AXA/AB Small Cap Growth Portfolio	0.75%	1.00%	1.00%
AXA/ClearBridge Large Cap Growth Portfolio	0.80%	1.05%	1.05%
AXA/Janus Enterprise Portfolio	0.85%	1.10%	1.10%
AXA/Loomis Sayles Growth Portfolio	0.80%	1.05%	1.05%
AXA/Morgan Stanley Small Cap Growth Portfolio	0.90%	N/A	1.15%

EQ/BlackRock Basic Value Equity Portfolio	0.70%	0.95%	0.95%
EQ/Capital Guardian Research Portfolio	0.72%	0.97%	0.97%
EQ/Core Bond Index Portfolio	0.47%	0.72%	0.72%
EQ/Invesco Comstock Portfolio	0.75%	1.00%	1.00%
EQ/JPMorgan Value Opportunities Portfolio	0.75%	1.00%	1.00%
EQ/MFS International Growth Portfolio	0.95%	1.20%	1.20%
EQ/Oppenheimer Global Portfolio	0.95%	1.20%	1.20%
EQ/PIMCO Global Real Return Portfolio	0.75%	N/A	1.00%
EQ/PIMCO Ultra Short Bond Portfolio	0.60%	0.85%	0.85%
EQ/T. Rowe Price Growth Stock Portfolio	0.75%	1.00%	1.00%
EQ/UBS Growth and Income Portfolio	0.80%	1.05%	1.05%

Multimanager Aggressive Equity Portfolio	0.75%	1.00%	1.00%
Multimanager Core Bond Portfolio	0.65%	0.90%	0.90%
Multimanager Mid Cap Growth Portfolio	0.85%	1.10%	1.10%
Multimanager Mid Cap Value Portfolio	0.85%	1.10%	1.10%
Multimanager Technology Portfolio	1.00%	1.25%	1.25%

1290 VT DoubleLine Dynamic Allocation Portfolio	1.00%*	N/A	1.25%*
1290 VT DoubleLine Opportunistic Bond Portfolio	0.80%*	N/A	1.05%*
AXA/AB Dynamic Growth Portfolio	0.95%*	N/A	1.20%*
AXA/AB Dynamic Aggressive Growth Portfolio	0.95%*	N/A	1.20%*
AXA/Goldman Sachs Strategic Allocation Portfolio	0.95%*	N/A	1.20%*
AXA/Invesco Strategic Allocation Portfolio	0.95%*	N/A	1.20%*
AXA/JPMorgan Strategic Allocation Portfolio	0.95%*	N/A	1.20%*
AXA/Legg Mason Strategic Allocation Portfolio	0.95%*	N/A	1.20%*

*

For purposes of calculating the Maximum Annual Operating Expense Limit, the fees and expenses of other investment companies and exchange-traded investment vehicles in which the Portfolio invests are included in Fund Operating Expenses.

+	Includes amounts payable pursuant to Rule 12b-1 of the Investment Company Act of 1940.